UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 16, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2019, Ironwood Pharmaceuticals, Inc. (“Ironwood”) and AstraZeneca AB (“AstraZeneca”) entered into an amendment and restatement (the “Amended and Restated Collaboration Agreement”) of the Collaboration Agreement, dated October 23, 2012 (the “Prior Agreement”), between Ironwood and AstraZeneca relating to the development, manufacture and commercialization of linaclotide in the People’s Republic of China, including Hong Kong and Macau (the “Territory”). Pursuant to the terms of the Amended and Restated Collaboration Agreement, AstraZeneca will have the exclusive right to develop, manufacture and commercialize products containing linaclotide in the Territory.

In consideration for the foregoing rights and in lieu of the commercial milestone payments and profit share terms set forth in the Prior Agreement, Ironwood will receive non-contingent payments totaling $35 million in three installments through 2024. In addition, AstraZeneca will be required to make milestone payments totaling $90 million contingent on the achievement of certain net sales targets and will be required to pay tiered royalties to Ironwood at rates beginning in the mid-single-digit percent and increasing up to twenty percent based on the aggregate annual net sales of products containing linaclotide in the Territory. The royalty payments will be subject to reduction following the expiration of certain licensed patents and the occurrence of generic competition in the Territory.

The Amended and Restated Collaboration Agreement will remain in effect, unless earlier terminated in accordance with its terms, until the expiration of the last to expire royalty term under the Amended and Restated Collaboration Agreement.

The foregoing description of the Amended and Restated Collaboration Agreement is only a summary and is qualified in its entirety by reference to the complete terms and conditions of the Amended and Restated Collaboration Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 18, 2019, Ironwood issued a press release in connection with entering into the Amended and Restated Collaboration Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1+	Amended and Restated License and Collaboration Agreement, dated as of September 16, 2019, by and between AstraZeneca AB and Ironwood Pharmaceuticals, Inc.
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated September 18, 2019
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+ Pursuant to 17 C.F.R §§230.406 and 230.83, the confidential portions of this exhibit have been omitted and are marked accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: September 18, 2019	By:	/s/ Gina Consylman
Name: Gina Consylman
Title: Senior Vice President, Chief Financial Officer